Exhibit 10.9

RESTRICTED SHARES AGREEMENT

THIS RESTRICTED SHARES AGREEMENT (the “Agreement”) is entered into as of the 8th day of July, 2005, by and between H.I.G. SteelCo Holdings, Inc. (the “Company”), and Jeff Bradley (the “Employee”).

RECITALS:

WHEREAS, the Company’s Board of Directors (“Board”) has authorized the issuance to the Employee of 6,712 shares (the “Restricted Shares”) of the Company’s common stock, par value $.001 per share, subject to forfeiture and the other restrictions set forth in this Agreement; and

WHEREAS, any capitalized term used herein and not otherwise defined shall have the meaning set forth in the Employment Agreement dated June 23, 2005 between the Employee and the Company (“Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the Employee and the Company agree as follows:

1. Restrictions.

The Employee shall have all rights and privileges of a stockholder of the Company as to the Restricted Shares, except that the following restrictions shall apply:

(a) None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during any applicable “Restriction Period” (as defined below).

(b) The Restricted Shares are subject to forfeiture during the Restriction Periods in accordance with Section 2 of this Agreement.

(c) As security for the faithful performance of this Agreement, the Employee agrees that the certificate representing the Restricted Shares shall be delivered to the Secretary of the Company to be held in custody by the Secretary of the Company until the end of the applicable Restriction Period as set forth in Section 2. Such certificate shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable, and the Board may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions. The Employee hereby irrevocably appoints the Secretary of the Company (or such Secretary’s designee) as escrow agent for the Restricted Shares and as the Employee’s attorney-in-fact to sell, assign and transfer to the Company, all of the Restricted Shares that are subject to forfeiture.

2. Term of Restrictions.

(a) Restriction Period/Time-Vesting Shares. Subject to the provisions of Section 2(c) hereof, 3,356 of the Restricted Shares (the “Time-Vesting Restricted Shares”) shall vest and cease to be subject to the restrictions set forth in Section 1 in accordance with the following schedule (the period during which the restrictions set forth in Section 1 apply to the Time-Vesting Restricted Shares being the “Restriction Period” applicable to such Shares): the restrictions on 839 of the Time-Vesting Restricted Shares shall lapse on June 23, 2006; the restrictions on 839 of the Time-Vesting Restricted Shares shall lapse on June 23, 2007; the restrictions on 839 of the Time-Vesting Restricted Shares shall lapse on June 23, 2008 and the restrictions on the remaining 839 of the Time-Vesting Restricted Shares shall lapse on June 23, 2009.

(b) Restriction Period/Performance-Vesting Shares. Subject to the provisions of Section 2(c) hereof, 3,356 of the Restricted Shares (the “Performance-Vesting Restricted Shares”) shall vest and cease to be subject to the restrictions set forth in Section 1 in accordance with the following schedule (the period during which the restrictions set forth in Section 1 apply to the Performance-Vesting Restricted Shares being the “Restriction Period” applicable to such Shares): the restrictions on 839 of the Performance-Vesting Restricted Shares shall lapse on June 30, 2006; the restrictions on 839 of the Performance-Vesting Restricted Shares shall lapse on June 30, 2007; the restrictions on 839 of the Performance-Vesting Restricted Shares shall lapse on June 30, 2008; and the restrictions on the remaining 839 of the Performance-Vesting Restricted Shares shall lapse on June 30, 2009, subject in each case to achievement by CitiSteel, Inc. (“CitiSteel”) of EBITDA for the Fiscal Year of CitiSteel that ends on the applicable June 30 which equals or exceeds Target EBITDA for such Fiscal Year.

(c) Forfeiture of Restricted Shares.

(i) If the Employee’s employment by the Company is terminated for any reason, then any Restricted Shares held by the Employee shall automatically be forfeited and shall be deemed to have been transferred to the Company. In addition, if, at the end of any Fiscal Year, EBITDA did not equal or exceed Target EBITDA, the Performance-Vesting Restricted Shares which would otherwise have vested on the applicable June 30th shall automatically be forfeited and shall be deemed to have been transferred to the Company.

(ii) In the event of a Change of Control, if the Employee is employed on the effective date of such Change of Control, all of the Employee’s Restricted Shares (other than any Performance-Vesting Restricted Shares that have previously been forfeited) shall vest and cease to be subject to the restrictions set forth in Section 1 immediately prior to the effective date of such Change of Control. For purposes of this Agreement, “Change of Control” shall have the meaning set forth in Section 6(a) of the Employment Agreement, but without regard to the limitation in Section 6(a)(z).

(d) Lapse of Restrictions. Upon the lapse of any restrictions as to all or a portion of the Restricted Shares pursuant to Section 2(a), 2(b) or 2(c), (i) such Restricted Shares shall no longer be subject to forfeiture and shall no longer be “Restricted Shares” and (ii) the Secretary of the Company shall deliver or cause to be delivered to Employee a certificate or certificates representing the shares of Common Stock that are no longer subject to forfeiture (such shares hereinafter the “Vested Shares;” the Vested Shares and Restricted Shares, the “Shares”).

3. Legend. The share certificate evidencing the Shares shall be endorsed with the following legend (in addition to any legend required under applicable securities laws):

THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED SHARES AGREEMENT ENTERED INTO BY AND BETWEEN H.I.G. STEELCO HOLDINGS, INC. AND THE HOLDER OF THIS CERTIFICATE. COPIES OF SUCH AGREEMENT ARE ON FILE WITH THE SECRETARY IN THE OFFICES OF H.I.G. STEELCO HOLDINGS, INC.

4. Restriction on Transfer of Shares.

(a) Except as otherwise provided in (b) or (c) below, the Employee shall not sell or otherwise transfer any Shares (including any transfer by gift or operation of law) prior to a Change of Control.

(b) Notwithstanding the above, the Employee shall be permitted to effect a transfer of any or all of the Shares during the Employee’s lifetime or on the Employee’s death by will or intestacy to the Employee’s spouse, parents, children, brothers and sisters or any custodian or trustee for the account of the Employee or any of the foregoing persons (each such transferee, a “Permitted Transferee”); provided, that any such transfer shall be in an amount of not less than 1,000 Shares; and provided further, that, as a condition of such transfer, any such Permitted Transferee first executes a Joinder to this Agreement in form and substance satisfactory to the Company agreeing to be bound by all the terms of this Agreement as if the Permitted Transferee were the Employee (provided, that no Permitted Transferee shall be permitted to make any further transfers of Shares except to the Employee and any Permitted Transferee of the Employee).

(c) The restrictions on transfer of Shares set forth in this Section 4 shall terminate upon the registration by the Company of its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5. Right of Repurchase.

(a) In the event that Employee shall cease to be employed by the Company for any reason, the Company shall have the right and option (the “Repurchase Option”), within 90 days after the date that the Employee ceases to be employed by the Company, to purchase from the Employee any Vested Shares as of the date of termination. Except for a termination of the Employee’s employment by the Company for Cause, such repurchase shall be made at the then fair market value per Share as determined by the Board of Directors. In the case of a termination of the Employee’s employment by the Company for Cause, such repurchase shall be made at a price per Share equal to $1.00 divided by the number of Shares being repurchased (i.e., the total amount paid for all Shares in such instance shall be $1.00). (The price per Share to be paid in either case shall be hereinafter referred to as the “Repurchase Price Per Share.”)

(b) Unless the Company notifies the Employee within 90 days from the date of termination of the Employee’s employment that it does not intend to exercise its Repurchase Option with respect to some or all of the Vested Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify the Employee that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless the

Employee is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Vested Shares, execution of this Agreement by the Employee constitutes written notice to the Employee of the Company’s intention to exercise its Repurchase Option with respect to all Vested Shares. The Company, at its option, may satisfy its payment obligation to the Employee with respect to exercise of the Repurchase Option by either (i) delivering a check to the Employee in the amount of the Repurchase Price per Share for each Vested Share being repurchased, or (ii) in the event the Employee is indebted to the Company, canceling an amount of such indebtedness equal to the Repurchase Price Per Share for each Vested Share being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 5 in which the Employee is indebted to the Company, such indebtedness equal to the aggregate Repurchase Price of the Shares being repurchased shall be deemed automatically canceled as of the 90th day following termination of the Employee’s employment unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Vested Shares pursuant to this Section 2(b), the Employee shall cease to have any rights with respect to such Vested Shares and the Company shall become the legal and beneficial owner of such Vested Shares and shall have all rights and interest therein or related thereto. The Company shall have the right to transfer to its own name the number of Vested Shares being repurchased by the Company, without further action by the Employee.

6. Voting Agreement and Proxy; Tagalong Right; Right of Redemption.

(a) The Employee hereby agrees to vote the Shares in accordance with the recommendation of the Board of Directors of the Company. Without in any way limiting the generality of the foregoing voting agreement, in the event of an Approved Sale (as defined below), the Employee agrees (i) to vote all Shares then owned by the Employee at any regular or special meeting of stockholders (or consent pursuant to a written consent in lieu of such meeting) in favor of such Approved Sale, and to raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) to waive any and all dissenters’, appraisal or similar rights with respect to such Approved Sale, and (iii) if the Approved Sale is structured as a sale of equity securities by the stockholders of the Company (or by the stockholders of the Company other than H.I.G. Capital LLC, Inc. (“H.I.G. Capital”)), to sell the Shares then owned by the Employee on the terms and conditions of such Approved Sale. “Approved Sale” means a Change of Control which has been approved by the Board of Directors of the Company (and/or the Board of Directors of H.I.G. Capital, as applicable) and the holders of a majority of the Company’s (and/or H.I.G. Capital’s) outstanding capital stock. The Employee will take all actions requested by the Company in connection with the consummation of an Approved Sale, including, without limitation, entering into an agreement reflecting the terms of the Approved Sale, surrendering stock certificates, giving customary and reasonable representations and warranties, and executing and delivering customary certificates or other documents.

(b) As security for the Employee’s obligations hereunder, the Employee hereby grants to Sami Mnaymneh, with full power of substitution and resubstitution, an irrevocable proxy to vote all Shares, at all meetings of the stockholders of the Company held or taken after the date of this Agreement, or to execute any written consent in lieu thereof. This proxy shall be deemed to be coupled with an interest and shall be irrevocable; provided, however, that this proxy shall terminate upon the earlier of the tenth anniversary of this Agreement or an initial public offering of the Company’s common stock. The Employee hereby irrevocably appoints Sami Mnaymneh as the Employee’s attorney-in-fact with authority to sign any documents with respect to any such vote, any actions by written consent of the stockholders taken after the date of this Agreement or in connection with an Approved Sale.

(c) The Company hereby agrees, on behalf of itself and H.I.G. Capital, that it will not cause any Approved Sale structured as a sale of equity securities by the stockholders of the Company (or by the stockholders of the Company other than H.I.G. Capital) to occur unless, in connection with such Approved Sale, the Employee is permitted to sell the Shares then owned by the Employee on the terms and conditions of such Approved Sale, with such terms and conditions as applicable to the Employee’s Shares being comparable to the terms and conditions applicable to the other Company shares (or, if applicable, to the shares of H.I.G. Capital) being transferred in connection with such Approved Sale.

(d) In the case of any Approved Sale in which only the shares of H.I.G. Capital are transferred, all of the Employee’s Shares shall, no later than thirty (30) days following the Closing of such Approved Sale, be repurchased by the Company (the “Redemption”) at an aggregate price (the “Redemption Price”) equal to (x) the aggregate Net Proceeds of such Approved Sale divided by the percentage of the Company’s stock not owned by the Employee at the time of the Approved Sale, minus (y) the aggregate Net Proceeds of such Approved Sale. The Company, at its option, may satisfy its payment obligation to the Employee with respect to the Redemption by either (i) delivering a check to the Employee in the amount of the Redemption Price, or (ii) in the event the Employee is indebted to the Company, canceling an amount of such indebtedness equal to the Redemption Price or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Redemption Price. As a result of any Redemption pursuant to this Section 6(d), the Employee shall cease to have any rights with respect to such Shares and the Company shall become the legal and beneficial owner of such Shares and shall have all rights and interest therein or related thereto. The Company shall have the right to transfer to its own name the number of Shares being redeemed by the Company, without further action by the Employee.

7. Withholding. The Company may withhold from any cash amount payable hereunder or any other cash payments due from the Company to the Employee all taxes, including social security taxes, which the Company is required or otherwise authorized to withhold with respect to the Shares.

8. Adjustments to Number of Shares. Any shares issued to the Employee with respect to the Restricted Shares in the event of any change in the number of outstanding shares of Common Stock through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be Restricted Shares subject to all the terms set forth in this Agreement.

9. No Right to Continued Employment; Effect on Benefit Plans. This Agreement shall not confer upon the Employee any right with respect to the continuance of his employment, nor shall it interfere in any way with the right of the Company to terminate his employment at any time. Income realized by the Employee pursuant to this Agreement shall not be included in the Employee’s earnings for the purpose of any benefit plan of the Company in which the Employee may be enrolled or for which the Employee may become eligible unless otherwise specifically provided for in such plan.

10. Market Standoff Agreement. In connection with any underwritten public offering of its Common Stock (“Offering”) and upon request of the Company or the underwriters managing the Offering, the Employee shall not be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise directly or indirectly dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of the registration statement with respect to such Offering as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters in connection with such Offering.

11. Employee’s Representations. In connection with the issuance of the Restricted Shares, the Employee represents to the Company the following:

(a) The Employee understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Employee’s investment intent as expressed herein.

(b) The Employee understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Employee must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Employee acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Employee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Employee’s control, and which the Company is under no obligation to and may not be able to satisfy.

(c) The Employee hereby acknowledges that the Employee has been informed that, with respect to the issuance of the Shares, an election may be filed by the Employee with the Internal Revenue Service, within thirty days of the issuance of such Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the fair market value of such Shares on the date of purchase. The Employee acknowledges that the Employee has sought the advice of the Employee’s own tax advisors in connection with the issuance of the Shares and the advisability of filing of such Election under Section 83(b) of the Code. THE EMPLOYEE ACKNOWLEDGES THAT IT IS THE EMPLOYEE’S SOLE RESPONSIBILITY TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) AND THAT THE COMPANY HAS NO OBLIGATIONS WITH RESPECT THERETO.

(d) The Employee has reviewed with the Employee’s own tax advisors the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.

12. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware other than any laws that would cause the laws of another jurisdiction to apply.

(b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

(c) Entire Agreement; Amendment. This Agreement and the Employment Agreement contain the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended or modified without the written consent of the Company and Employee.

(d) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document.

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IN WITNESS WHEREOF, the parties have executed this Restricted Shares Agreement as of the date first above written.

H.I.G. STEELCO HOLDINGS, INC.

By:	/s/ Sami Mnaymneh

President

EMPLOYEE

By:	/s/ Jeffrey Bradley

Print Name: Jeffrey Bradley